Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement No. 002-93601 on Form N–1A of our reports dated September 10, 2021 relating to the financial statements and financial highlights of Fidelity Series Real Estate Income Fund and Fidelity Flex Large Cap Growth Fund, our reports dated September 13, 2021 relating to the financial statements and financial highlights of Fidelity Real Estate Income Fund, Fidelity Series Small Cap Opportunities Fund, Fidelity Series Blue Chip Growth Fund, Fidelity OTC Portfolio, Fidelity Blue Chip Growth K6 Fund, and Fidelity OTC K6 Portfolio, and our report dated September 14, 2021 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund, each a fund of Fidelity Securities Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 21, 2021